Exhibit 99.1

Intrexon Announces Distribution Ratio for Distribution of ZIOPHARM Shares

Germantown, MD, June 5, 2015 — Intrexon Corporation (“Intrexon”) (NYSE: XON), a leader in synthetic biology, today announced that it has determined the final distribution ratio relating to its previously announced distribution of all of its 17,830,305 shares of ZIOPHARM Oncology, Inc. (“ZIOPHARM”) (NASDAQ: ZIOP) common stock on or about June 12, 2015, the distribution date, as a pro rata dividend on shares of Intrexon common stock, and on warrants to purchase shares of Intrexon common stock (“Warrants”), outstanding on June 4, 2015, the record date.

Based on the number of Intrexon shares outstanding and shares deliverable under Warrants as of the record date, holders of Intrexon common stock will receive 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each outstanding share of Intrexon common stock they own at the close of business on the record date, and holders of Warrants will receive 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each share of Intrexon common stock deliverable under the Warrants they hold at the close of business on the record date.

Fractional shares of ZIOPHARM common stock will not be distributed to Intrexon shareholders or Warrant holders. Instead, the fractional shares of ZIOPHARM common stock will be aggregated and sold back to ZIOPHARM, with the net proceeds distributed pro rata in the form of cash payments to Intrexon shareholders and Warrant holders who would otherwise receive ZIOPHARM fractional shares.

The distribution of the shares of ZIOPHARM common stock is expected to be partially taxable for U.S. federal income tax purposes. Intrexon shareholders and Warrant holders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution, including, without limitation, the potential imposition of withholding taxes on the distribution of ZIOPHARM common stock.

The distribution of shares of ZIOPHARM common stock will be made in book entry form, and no physical share certificates of ZIOPHARM will be issued. An information statement describing the distribution will be filed with the Securities and Exchange Commission and can be found at the SEC’s website (http://www.sec.gov).

Intrexon shareholders will not be required to pay cash or other consideration for the shares of ZIOPHARM common stock to be distributed to them or to surrender or exchange their shares of Intrexon common stock to receive the distribution.

When the distribution is complete, Intrexon will no longer own shares of ZIOPHARM common stock. Intrexon’s operating and financial interest in ZIOPHARM through their Exclusive Channel Collaboration Agreement of 2011, as amended, however, shall remain intact and unimpacted by this dividend of shares.

Intrexon common stock trades on the New York Stock Exchange under the symbol “XON.” ZIOPHARM common stock trades on NASDAQ under the symbol “ZIOP.”

About Intrexon Corporation

Intrexon Corporation (NYSE:XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii)

Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (viii) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (ix) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (x) Intrexon’s ability to retain and recruit key personnel; (xi) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xii) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xiii) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

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